UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2015

Roka Bioscience, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36538	27-0881542
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20 Independence Boulevard, Warren, NJ	07059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 605-4700

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders
Roka Bioscience, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) on June 24, 2015. At the Annual Meeting, the Company’s stockholders voted on the two proposals listed below. The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 30, 2015. The final results for the votes regarding each proposal are set forth below.

1. The stockholders elected the following director nominees as Class I directors to serve a three-year term expiring at the annual meeting of stockholders to be held in 2018 and until their successors have been duly elected and qualified. The tabulation of votes with respect to the election of such Class I directors was as follows:

	For	Withheld	Broker Non-Votes
Paul G. Thomas	14,426,574	12,351	1,121,006
Jonathan Silverstein	14,418,381	20,544	1,121,006

2. The stockholders approved the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015. The tabulation of votes with respect to this proposal was as follows:

For	Against	Abstain
15,554,002	2,145	3,784

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROKA BIOSCIENCE, INC.

Dated: June 25, 2015	By:	/s/ Steven T. Sobieski
Name: Steven T. Sobieski
Title: Senior Vice President and Chief Financial Officer